SEPARATION AGREEMENT AND GENERAL RELEASE

THIS SEPARATION AGREEMENT AND GENERAL RELEASE, dated as of JANUARY 19, 2009 (the “Agreement”), by and between CHEMTURA CORPORATION, a DELAWARE corporation (the “Company”) and LYNN A. SCHEFSKY (the “Executive”).

WHEREAS, the Company wishes to terminate the Executive’s employment as set forth in this Agreement; and

WHEREAS, except as otherwise set forth herein, the parties intend that this Agreement shall set forth the terms of the Executive’s termination and that this Agreement shall supersede all prior agreements between the parties regarding the subject matter contained herein.

NOW, THEREFORE, in consideration of the covenants and agreements hereinafter set forth in this Agreement, the parties hereto hereby agree as follows:

1.           Termination.  The Executive’s employment with and service to the Company and each of its subsidiaries and affiliates (collectively, the “Company Group”), hereby is terminated and the Executive hereby resigns from all offices and directorships with the Company Group, effective as of January 19, 2009 (the “Separation Date”).  The Company represents and warrants that within 30 days after the Effective Date the Executive will be formally removed as an officer of the Company and as an officer and/or director of each member of the Company Group for which he held such office and/or designation as of the Separation Date.

2.           Separation Pay and Benefits.  In consideration of the covenants set forth herein and the waiver and release of claims set forth below, and provided, that the Executive does not revoke this Agreement during the Revocation Period (as defined below), the Company shall provide the Executive with the following severance payments and benefits:

(a)           Separation Pay.

(i)           First Separation Payment. The Company shall pay the Executive separation pay equal to 52 weeks of his base salary at the current annual rate of $371,000.  This separation pay will be paid in substantially equal installments, in accordance with the Company’s regular payroll practices (but in no event less than biweekly), and commencing on the next regularly scheduled payroll date that is at least ten (10) business days after the Effective Date, as defined below (the “Severance Period”); provided, however, that all separation pay shall be paid by and the Severance Period shall not extend past January 31, 2010.  In the event of the Executive's death prior to the end of the Severance Period, the Company shall pay any remaining separation pay described above to the Executive's estate in accordance with the payment schedule described above.

(ii)           Second Separation Payment. If the Executive is not employed or engaged in self-employment (as described in Addendum A) on or prior to February 1, 2010, then beginning with the first payroll cycle after February 1, 2010 the Executive shall receive 26 weeks of his base salary ($185,500), paid in substantially equal installments, in accordance with the Company’s normal payroll practices.

(iii)           Notice to the Company.  The Executive shall be required to provide written notice to the Company within 10 days of the date upon which the Executive begins new employment or engages in self-employment (as described in Addendum A).  The Executive shall be liable to the Company for any payments which the Executive receives hereunder in violation of the provisions of this Section 2(a) on account of the Executive’s failure to provide the Company with written notice pursuant to this Section 2(a)(iii).

(b)           Annual Bonus.  The Executive will continue to be eligible for benefits, if any, under the Chemtura Corporation 2008 Management Incentive Program (the “2008 MIP”), the determination and payout of any such benefits to be made in accordance with the terms and conditions of the 2008 MIP.  The Executive agrees that he will not be eligible for any other bonus for calendar year 2008, or any prior or subsequent year.

(c)           Treatment of Equity-Based Compensation.  Except as otherwise provided in this Section 2(c), the Executive’s rights as of the Separation Date with respect to all equity-based compensation awards previously granted or awarded to the Executive under any equity-based compensation plans of the Company, including, without limitation, the 1998 Long-Term Incentive Plan (the “1998 LTIP”)  and the 2006 Chemtura Corporation Long-Term Incentive Plan (the “2006 LTIP”, and, together with the 1998 LTIP and the individual grant documents, the “Equity Plans”), including the Executive’s rights with respect to vesting, exercise and expiration of such awards, shall be determined in accordance with and subject to the terms of the applicable Equity Plan.

(i)        Stock Options.  All employee stock options granted under the Equity Plans that are outstanding but unvested as of the Separation Date shall be forfeited as of the Separation Date.  Attached hereto as Attachment 1 is a list of the Executive’s outstanding, vested and unexercised stock option awards as of the Separation Date and the expiration date for each such award.

(ii)           Restricted Stock Units.  All grants of restricted stock units under the Equity Plans that are outstanding but unvested as of the Separation Date shall be forfeited as of the Separation Date.  Attached hereto as Attachment 2 is a list of the Executive’s outstanding, unvested restricted stock unit awards as of the Separation Date.

(d)           401(k) Plan. Supplemental Savings Plan.    The Executive shall remain eligible to participate in the Chemtura Corporation Employee Savings Plan (the “401(k) Plan”) and the Chemtura Corporation Supplemental Savings Plan (the “SSP”) until the Separation Date, in accordance with the terms of the 401(k) Plan and the SSP, respectively.  The Executive shall be entitled to any benefits under the 401(k) Plan and the SSP, respectively, which have vested on or prior to the Separation Date, and shall cease to accrue benefits under the 401(k) Plan and the SSP, respectively, on the Separation Date.  At the Executive’s direction and in accordance with the terms of the 401(k) Plan, the Company will subsequent to the Separation Date, cause the 401(k) Plan to distribute an amount equal to the then-vested account balance in the Executive’s 401(k) Plan account.  Such amount, less any amounts which the Company shall be required to withhold pursuant to applicable law, will be paid to the Executive or to a qualified rollover account, as the Executive shall elect.  In addition, in accordance with the Executive’s prior election and otherwise in accordance with the terms of the SSP, the Company will cause the SSP to pay to the Executive the vested balance in the Executive’s SSP Account, after withholding such amount as is required to satisfy tax withholding requirements.  A statement of the Executive’s benefits under these Plans shall be provided to the Executive separately.

(e)           Medical, Dental and Vision Insurance.  The Executive and, as applicable, his eligible dependents shall continue to be eligible to participate in the Company’s group medical, dental and vision insurance programs at the active employee rates, until the earlier of the end of the month in which the Executive no longer is eligible for the separation payments described above in Section 2, and the date on which the Executive becomes eligible to participate in another group medical, dental or vision plan, provided, that the Executive and, as applicable, his dependents, are eligible for and have elected to participate in such Company group health programs as of the Separation Date.  The Executive agrees to promptly notify the Company in writing in the event that the Executive and/or his eligible dependents becomes eligible for coverage under another group medical, dental or vision plan, as the case may be, following the Separation Date.  Any medical, dental or vision coverage elected by the Executive for him and/or his eligible dependents pursuant to this Section 2(e) shall be pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA"), and will run concurrent with and be applied toward any continuation coverage period for which the Executive and/or his eligible dependents are eligible under COBRA.  Specific information regarding COBRA will be sent to the Executive separately.

(f)           Accrued Vacation.  The Company shall pay the Executive by such date as required by applicable law, for any vacation that is accrued but unused as of the Separation Date, minus withholding and other applicable deductions.

(g)           Outplacement Services.  Up to 12 months of outplacement services, measured from the Separation Date, will be made available to the Executive through the Company’s vendor, Lee Hecht Harrison.  The Executive must use the Company’s vendor, and the value of this benefit will not be available to the Executive in cash.  More detail regarding this benefit, including when and where it will be available to the Executive, will be provided separately.

(h)           No Other Compensation or Benefits.  Except as otherwise specifically provided herein or as required by Section 4980B(f) of the Code (relating to COBRA coverage) or other applicable law, the Executive agrees that he shall not be entitled to any compensation or benefits under or to participate in any past, present or future employee benefit plans programs or arrangements of any member of the Company Group (including, without limitation, pursuant to the Chemtura Corporation Executive and Key Employee Severance Plan, or any other plan, program or arrangement providing severance or similar benefits) on or after the Separation Date, or otherwise arising out of or relating to the Executive’s separation from employment with the Company Group, or the actions contemplated by this Agreement, and the Executive expressly waives any right to such compensation, benefits and participation.  Nothing in this Agreement shall require the Company Group or any member thereof to continue any employee benefit plan, or obligate the Company Group or any member thereof to provide or make available to the Executive any particular employee benefit, and the Company reserves the right to amend, modify or terminate any employee benefit plan, program or arrangement at any time, for any reason.

3.           Return of Property.  The Executive shall, on or prior to the Separation Date, surrender to the Company any and all property of the Company Group in the Executive’s possession or under his control and all property made available to the Executive in connection with her employment by the Company, including, without limitation, all (i) confidential or proprietary information concerning the Company Group or any of its customers or operations, (ii) original and duplicate copies of all of his work product, (iii) keys, security access codes, Company credit cards, files, calendars, books, records, notes, notebooks, customer lists, proposals to customers, manuals, computer programs, papers, electronically stored information and any other magnetic and other media materials, including any duplicate copies, as applicable, (iv) computer equipment (including any desktop and/or laptop computers, handheld computing devices, home systems, printers, computer disks and diskettes) and fax machines; provided, however, that the Company agrees to take all reasonable steps necessary to identify and either remove or allow the Executive to remove the Executive’s personal information currently stored on the Company servers and/or the computer provided by the Company to the Executive during his employment.  The Executive agrees that majority of such personal information is found on two personal directories which the Company agrees to copy and provide to the Executive.

4.           Cooperation.  From and after the Separation Date, the Executive shall cooperate in all reasonable respects with the Company Group and their respective directors, officers, employees, attorneys and experts in connection with the conduct of any action, proceeding, investigation or litigation involving the Company Group, and about which the Executive may have relevant information.  Such cooperation and assistance shall be provided at a time and in a manner which is mutually and reasonably agreeable to the Executive and the Company, and shall include providing information and documents, submitting to depositions, providing testimony and general cooperation to assist the Company. Nothing herein shall be deemed to require the Executive to provide legal advice or counseling to the Company Group.

5.           Unfavorable Comments; Confidentiality of this Agreement.

(a)           Public Comments by the Executive.  For a period of two (2) years following the Separation Date, the Executive agrees to refrain from making, directly or indirectly, now or at any time in the future, whether in writing, orally or electronically  any comment concerning the Company Group or any of their current or former directors, officers, employees or shareholders, that could reasonably be expected to be materially detrimental to the business or financial prospects or reputation of the individual or Company Group. Nothing herein shall prohibit or restrict the Executive from performing services as an attorney to a third party client, subject to codes of professional responsibility, cannons of ethics and other applicable rules and regulations governing attorney conduct and the practice of law.

(b)           No Publications.  The Executive covenants and agrees that, for a period commencing on the Separation Date and continuing for one year thereafter, unless he gets written permission in advance from the Company, he will refrain from publishing any book, article or other written material involving or relating to the Company or any other member of the Company Group, their respective directors, officers or employees (any such book, article or other written material, a “Publication”), and from collaborating in or providing any information in connection with the preparation of a Publication that is distributed or disseminated to the general public or any group or segment thereof, including, without limitation, any trade or industry.  It shall not be a violation of this covenant (i) if the Executive provides information to a person whom he does not know, and has no reasonable basis for knowing, is a journalist, reporter, author, editor, publisher or other person involved in print or other media (each, an “Author”), unless the Executive knows, or has a reasonable basis for knowing, that such person intends to forward such information to an Author who uses it in a Publication involving or relating to the Company or any other member of the Company Group, their respective directors, officers or employees or (ii) if the Executive provides information that does not involve or relate to the Company or any other member of the Company Group, their directors, officers or employees to an Author and does not know, and has no reasonable basis for knowing, that such Author will use such information in a Publication involving or relating to the Company or any other member of the Company Group, their respective directors, officers or employees.

(c)           Confidentiality of this Agreement.  The Executive agrees that the terms of this Agreement (other than the fact of the Executive’s separation of employment from the Company and the date thereof) are confidential and that the Executive may not disclose any of such terms to any other person other than his attorney, financial or tax adviser, accountant or spouse, provided, that the Executive shall be responsible for any breach of confidentiality by any such individual.  The Executive agrees that he shall instruct his attorney, financial and tax adviser, accountant and spouse not to disclose such terms to any other person.

6.           Confidentiality; Non-Solicitation.

(a)           The Executive agrees that he will not at any time, directly or indirectly, reveal to any person, entity or other organization (other than the Company Group or their respective employees, officers, directors, shareholders or agents) or use for the Executive’s own benefit any Confidential Information.

(i)           For purposes of this Agreement, “Confidential Information” means any and all business and technical information, know-how, or trade secrets, including all technical and non-technical data whether in tangible or intangible form, pertaining in any manner to the businesses of the Company Group, including the Company Group’s business associates, clients, consultants, customers, and employees, which is considered to be private, confidential, proprietary, or a trade secret, either to the Company Group, or other non-affiliated third parties. Confidential Information includes, but is not limited to, information relating to financial, marketing, and business plans including projections and estimates; sales and marketing figures, plans and methods; promotional, business and technology strategies; contracts including licenses, joint development agreements, supply contracts, and settlement agreements; customer, distributor, and supplier information, lists, usages or requirements; all information relating to existing or contemplated businesses, products, or processes including proprietary product samples, product testing and registration data, and production and quality control data; all research and development data and results, negative or positive, including inventions whether patentable or not, discoveries, writings, technical and business innovations, improvements, and developments; all apparatus, designs, devices, equipment, formulae including product formulae, tools, machines, software including process control software, and written works; and corporate records, procedures and processes including accounting procedures, personnel documents and history, business records including tax records, and any similar corporate record.

(ii)             Notwithstanding the foregoing, information, data, know-how or knowledge shall not be considered Confidential Information if: (a) the information at the time of disclosure is in the public domain through no fault of Executive or any breach of this Agreement by the Executive; (b) the information received from a third party outside of the Company Group is disclosed without a breach of any confidentiality obligation; (c) the information is approved for release by written authorization of Chemtura; or (d) the information may be required by law or an order of any court, agency or proceeding to be disclosed., provided further, however, that the Executive will use best efforts to preserve the confidentiality of such Confidential Information to be disclosed, including, without limitation, by (x) cooperating with the Company Group to obtain a protective order or other appropriate relief, (y) disclosing only that portion of such Confidential Information as is legally required by binding order, and (iii) exercising reasonable efforts to obtain reliable assurance that confidential treatment shall be accorded any such Confidential Information.

(iii)           For purposes of this Section 6(a) and the entirety of Section 6 of this Agreement, the Company Group shall be interpreted to include any predecessor or successor of the Company Group or any member thereof.

(b)           Non-Solicitation.  The Executive agrees that for the period commencing on the Separation Date and continuing for one year thereafter (the “Restricted Period”), the Executive shall not, without the prior written consent of the Company (which consent the Company may grant or deny in its sole discretion), directly or indirectly, whether on his own, in association with or on behalf of any other person, firm, corporation or other business organization, whether as an individual proprietor or entrepreneur or as an officer, employee, director, partner, consultant, agent, stockholder or in any other capacity: (i) solicit, hire, or endeavor to entice away from the Company Group or any member thereof any person or entity who is, or at any time during the period beginning 12 months prior to the Separation Date and continuing through the end of the Restricted Period was employed by or was an agent or key consultant of the Company Group or any member thereof; or (ii) solicit, hire, or endeavor to entice away from the Company Group or any member thereof, any person or entity who is, or at any time during the period beginning 12 months prior to the Separation Date and continuing through the end of the Restricted Period was (or to the Executive’s knowledge or the knowledge of the public was reasonably anticipated to become), a customer or client, supplier, licensee or other business relation of the Company Group or any member thereof.  As used herein the term “indirectly” shall include without limitation, the Executive’s permitting the use of the Executive’s name to solicit away from or to interfere with any employee or business relationship of the Company Group.

(c)           The Executive acknowledges that he has carefully read and considered the provisions of this Section 6 and, having done so, agrees that the restrictions set forth in this Section 6 are fair and reasonable and are reasonably required for the protection of the interests of the Company Group, and do not preclude the Executive from earning a livelihood, nor do they unreasonably impose limitations on the Executive’s ability to earn a living.  The Executive further agrees that the potential harm to the Company Group from the non-enforcement of these restrictions outweighs any potential harm to the Executive.  The Executive acknowledges that he has received and is receiving good, valuable and sufficient consideration in exchange for the provisions of this Section 6.

(d)           If any of the provisions of this Section 6 are determined to be invalid or unenforceable to any extent, by reason of being vague or unreasonable as to area, duration or scope of activity, that portion of this Section 6 shall be considered divisible and shall immediately be reformed to the maximum area, duration and scope of activity as shall be determined to be enforceable by the court having jurisdiction over the matter.  The Executive agrees that any such reformation shall be valid and binding as though any invalid or unenforceable provision had not been included herein.

(e)           In the event the Executive violates any provision of this Agreement as to which there is a specific time period during which the Executive is prohibited from taking certain actions or from engaging in certain activities, then in such event, such violation will toll the running of the applicable time period from the date of such violation until such violation will cease.

7.           Exclusive Property.  The Executive confirms that all Confidential Information is and shall remain the exclusive property of the Company Group.  All business records, papers and documents kept or made by the Executive relating to the business of the Company Group shall be and remain the property of the Company Group.  The Executive further confirms that, on or prior to the Separation Date, the Executive shall have surrendered to the Company all copies and extracts of any written Confidential Information acquired or developed by the Executive during any such employment, shareholding or association, and that the Executive has not removed or taken from the premises of any member of the Company Group any written Confidential Information or any copies or extracts thereof.  The Executive shall promptly make all disclosures, execute all instruments and papers and perform all acts reasonably necessary to vest and confirm in the Company Group, fully and completely, all rights created or contemplated by this Section 7.

8.           Certain Remedies.  Without intending to limit the remedies available to the Company Group, the Executive agrees that a breach of any of the covenants contained in this Agreement may result in material and irreparable injury to the Company Group for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of such a breach or threat thereof, any member of the Company Group shall be entitled to seek a temporary restraining order or a preliminary or permanent injunction, or both, without bond or other security, restraining the Executive from engaging in activities prohibited by the covenants contained in this Agreement or such other relief as may be required specifically to enforce any of the covenants contained in this Agreement.  Such injunctive relief in any court shall be available to the Company Group in lieu of, or prior to or pending determination in, any arbitration proceeding.

9.           Release.

(a)           In consideration of the payments and benefits provided to the Executive under this Agreement, the Executive agrees to accept the compensation, payments, benefits and other consideration provided for in this Agreement in full resolution and satisfaction of, and hereby IRREVOCABLY AND UNCONDITIONALLY RELEASES, REMISES AND FOREVER DISCHARGES the Company Group from any and all agreements, promises, liabilities, claims, demands, rights and entitlements of any kind whatsoever, in law or equity, whether known or unknown, asserted or unasserted, fixed or contingent, apparent or concealed, which the Executive, his heirs, executors, administrators, successors or assigns ever had, now have or hereafter can, shall or may have for, upon, or by reason of any matter, cause or thing whatsoever existing, arising or occurring at any time on or prior to the date the Executive executes this Agreement, including, without limitation, any and all claims arising out of or relating to the Executive’s employment, shareholding, association, service, compensation and benefits with the Company Group and/or the termination thereof, and any and all contract claims, benefit claims, tort claims, fraud claims, claims for bonuses, commissions, sales credits, etc., defamation, disparagement, or other personal injury claims, severance claims, claims related to any bonus compensation, claims for accrued vacation pay, claims under any federal, state or municipal wage payment, discrimination or fair employment practices law, statute or regulation, and claims for costs, expenses and attorneys’ fees with respect thereto, except that the Company’s obligations under this Agreement shall continue in full force and effect in accordance with their terms.  This release and waiver includes, without limitation, any and all rights and claims under Title VII of the Civil Rights Act of 1964, as amended, the Civil Rights Act of 1991, as amended, the Civil Rights Act of 1866 (42 U.S.C. § 1981), as amended, the Employee Retirement Income Security Act, as amended, the Federal Age Discrimination in Employment Act, as amended (including the Older Workers Benefit Protection Act), the Americans with Disabilities Act, as amended, the Fair Labor Standards Act, as amended, the National Labor Relations Act, as amended, the Family and Medical Leave Act, as amended, the federal Worker Adjustment and Retraining Notification Act or any state or local equivalent, each as amended, the Connecticut Fair Employment Practices Act, Conn. Gen. Stat. 46a-58 et seq., as amended, the Connecticut Family and Medical Leave Act, Conn. Gen. Stat. § 31-51kk et seq., as amended, the Connecticut Unfair Trade Practices Act, Conn. Gen. Stat. § 42-110a et seq., as amended, Connecticut wage and hour laws, Conn. Gen. Stat. § 31-58 et seq., as amended, state tort and contract laws, and any other federal, state or local statute, ordinance, regulation, law or constitutional provision.

(b)           For the purpose of implementing a full and complete release and discharge of claims, the Executive expressly acknowledges that this Agreement is intended to include in its effect, without limitation, all the claims described in the preceding paragraphs, whether known or unknown, apparent or concealed, and that this Agreement contemplates the extinction of all such claims, including claims for attorney’s fees.  The Executive expressly waives any right to assert after the execution of this Agreement that any such claim, demand, obligation, or cause of action has, through ignorance or oversight, been omitted from the scope of this Agreement.

(c)           For purposes of this Section 9, the term Company Group includes, individually or collectively, each respective past, present and future direct and indirect parents, subsidiaries, affiliates, divisions, employee benefit plans, predecessors, successors, insurers, and assigns, and each respective past, present and future officers, directors, shareholders, representatives, agents and employees, in their official and individual capacities, and all other related individuals and entities, jointly and individually, and this Section 9 shall inure to the benefit of and shall be enforceable by all such entities and individuals.

(d)           The Executive represents and warrants that he has not assigned any of the claims being released under this Section 9.

(e)           Nothing in this Agreement is intended to prevent or shall be construed as preventing the Executive from participating in any investigation or proceeding conducted by the Equal Employment Opportunity Commission (the “EEOC”) or similar government agency or from filing a charge of discrimination with the EEOC or similar government agency; provided, however, that no such action shall result in an award of damages (including without limitation punitive damages), costs, attorney’s fees, fines, penalties, or other relief to the Executive, whether monetary or otherwise (collectively, “Damages”), and the Executive waives any right to such Damages.

10.           Miscellaneous.

(a)           Entire Agreement.  This Agreement sets forth the entire agreement and understanding of the parties hereto with respect to the matters covered hereby and, except as expressly set forth herein, supersedes and replaces any express or implied, written or oral, prior agreement, plan or arrangement with respect to the terms of the Executive’s employment and the termination thereof which the Executive may have had with the Company Group, including, without limitation, the Chemtura Corporation Executive and Key Employee Severance Plan; provided, however, that where the terms of any agreement entered into by the Executive with respect to Company confidential information, Company intellectual property, non-solicitation and/or non-competition cover the same subject matter, the terms that are most protective of the Company shall survive and control.  Subject to the foregoing, all prior and contemporaneous discussions and negotiations have been and are merged and integrated into, and are superseded by, this Agreement with respect to the matters contained herein.

(b)           Modification; Amendment.  This Agreement may not be changed orally, and no modification, amendment or waiver of any of the provisions contained in this Agreement, nor any future representation, promise or condition in connection with the subject matter of this Agreement shall be binding upon any party hereto unless made in writing and signed by such party.

(c)           No Admission of Wrongdoing.  Nothing contained in this Agreement shall be deemed to constitute an admission or evidence of any wrongdoing or liability on the part of the Company Group, or any member thereof, nor of any violation of any federal, state or municipal statute, regulation or principle of common law or equity.  The Company Group, and each member thereof, expressly deny any wrongdoing of any kind in regard to the Executive’s employment or termination.

(d)           Withholding Taxes.  Any payments made or benefits provided to the Executive under this Agreement shall be reduced by any applicable withholding taxes.

(e)           Sufficiency of Consideration.  The Executive understands and agrees that he is receiving compensation, payments and/or benefits under this Agreement which are in excess of those to which he is entitled from the Company Group, and that such compensation, payments and/or benefits are being provided to him in consideration for his acceptance, execution of and compliance with, and in reliance upon his representations in, this Agreement, and the Executive acknowledges that such consideration is adequate and satisfactory to him.

(f)           Governing Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of Connecticut applicable to contracts executed in that state, without giving effect to the conflicts of laws principles thereof.

(g)           Waiver.  The failure of any party to this Agreement to enforce any of its terms, provisions or covenants shall not be construed as a waiver of the same or of the right of such party to enforce the same.  Waiver by any party hereto of any breach or default by another party of any term or provision of this Agreement shall not operate as a waiver of any other breach or default.

(h)           Severability.  In the event that any one or more of the provisions of this Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remainder of the Agreement shall not in any way be affected or impaired thereby.  Moreover, if any one or more of the provisions contained in this Agreement shall be held to be excessively broad as to duration, activity or subject, such provisions shall be construed by limiting and reducing them so as to be enforceable to the maximum extent allowed by applicable law.

(i)           Notices.  Unless otherwise provided expressly herein, any notices required or made pursuant to this Agreement shall be in writing and shall be deemed to have been given when delivered or mailed by United States certified mail, return receipt requested, postage prepaid, as follows:

if to the Executive:

Lynn A. Schefsky
107 Lake Ridge Road
Southbury, CT  06488

if to the Company:

Chemtura Corporation
199 Benson Road
Middlebury, CT 06749
ATTN.: Human Resources

or to such other address as either party may furnish to the other in writing in accordance with this Section 10(i).  Notices of change of address shall be effective only upon receipt.

(j)           Descriptive Headings.  The paragraph headings contained herein are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

(k)           Counterparts.  This Agreement may be executed in one or more counterparts, which, together, shall constitute one and the same agreement.

(l)           Successors and Assigns.  Except as otherwise provided herein, this Agreement shall inure to the benefit of and shall be binding upon (i) the Company, its successors and assigns, and any company with which the Company may merge or consolidate or to which the Company may sell all or substantially all of its assets and (ii) the Executive and the Executive’s executors, administrators, heirs and legal representatives.  The Executive may not sell or otherwise assign his rights, obligations, or benefits under this Agreement and any attempt to do so shall be void.

(m)           Litigation.  The parties shall use their best efforts and good faith to settle all disputes by amicable negotiations.  Any judicial proceeding brought against any of the parties to this Agreement or any dispute arising out of this Agreement or any matter related hereto may be brought in the courts of the State of Connecticut or in the United States District Court for the State of Connecticut, and, by execution and delivery of this Agreement, each of the parties to this Agreement accepts the jurisdiction of said courts.  Each of the Executive and the Company also agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court or forum.  Each of the Executive and the Company waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety, or other security that might be required of the other party with respect thereto. Each party agrees that a final judgment in any action or proceeding so brought shall be conclusive and may be enforced by a suit on the judgment or in any other manner provided by law or at equity.  For purposes of this Agreement, a “final judgment” shall mean a judgment that cannot be appealed or is not appealed in the applicable time period.

11.           Execution and Return; Revocation.  This Agreement must be executed by the Executive and must be returned to the Company’s Corporate Human Resources Department not later than the 21st day following the Executive’s receipt of this Agreement.  This Agreement may be revoked by the Executive within the seven (7)-day period commencing on the date the Executive signs this Agreement (the “Revocation Period”).  No such revocation by the Executive shall be effective unless it is in writing, signed by the Executive and received by the Company’s Corporate Human Resources Department prior to the expiration of the Revocation Period.  In the event of any such revocation by the Executive, all obligations of the Company under this Agreement shall terminate and be of no further force and effect as of the date of such revocation.  Because this Agreement affects the Executive’s legal rights, (including rights under the Age Discrimination in Employment Act of 1967, and the Older Workers Benefit Protection Act, each as amended), the Executive should and hereby is advised to consult with an attorney prior to signing this Agreement.

12.           Effective Date of Agreement.  This Agreement shall not become effective until the day following the last day of the Revocation Period (the “Effective Date”).  In the event that the Executive fails to execute this Agreement in its entirety and without modification and return this Agreement on a timely basis, or the Executive so executes, but then elects to revoke this Agreement within the Revocation Period, this Agreement will be of no force or effect, and neither the Executive or the Company Group will have any rights or obligations hereunder.

13.           Compliance with Code Section 409A.  To the extent that Section 409A(a)(2)(B)(i) of the Code and the guidance thereunder would require any payment or benefit otherwise provided for by this Agreement to be delayed in order to prevent any accelerated or additional tax under Section 409A of the Code, then, to the extent permitted by Section 409A of the Code, the Company will defer the applicable payment or benefit hereunder (without any reduction in such payments or benefits ultimately paid or provided to the Executive) until the date that is six (6) months following the Separation Date (or the earliest date as is permitted under Section 409A of the Code).  If any payments or benefits are deferred due to such requirements, such amounts will be paid in a lump sum to the Executive at the end of such six (6) month period.  If the Executive dies during such six-month period, the amounts withheld on account of Section 409A of the Code will be paid to the Executive’s estate within fifteen (15) days of the Executive’s death.  Without limiting the generality of the foregoing, all payments under this Agreement are intended to comply with Section 409A of the Code, and this Agreement will be administered and interpreted in accordance with such requirements and applicable guidance issued thereunder by the Internal Revenue Service and/or the Department of the Treasury, and if necessary, any applicable provision of this Agreement shall be deemed amended to comply with Section 409A of the Code and the guidance issued thereunder.  The Company reserves the right to modify the terms of this Agreement as necessary to comply with such Section of the Code and applicable guidance.  Further, for purposes of the limitations on nonqualified deferred compensation under Section 409A of the Code, each payment of compensation under this Agreement shall be treated as a separate payment of compensation.  Any amounts payable solely on account of an involuntary separation from service of the Executive within the meaning of Section 409A of the Code shall be excludible from the requirements of Section 409A of the Code, either as involuntary separation pay or as short-term deferral amounts to the maximum possible extent.  Any reimbursements or in-kind benefits provided under this Agreement shall be made or provided in accordance with the requirements of Section 409A of the Code, including, where applicable, the requirement that (i) any reimbursement is for expenses incurred during the period of time specified in this Agreement (or if no period is specified, the lifetime of the Executive), (ii) the amount of expenses eligible for reimbursement, or in kind benefits provided, during a calendar year may not affect the expenses eligible for reimbursement, or in kind benefits to be provided, in any other calendar year, (iii) the reimbursement of an eligible expense will be made no later than the last day of the calendar year following the calendar year in which the expense is incurred, and (iv) the right to reimbursement or in kind benefits is not subject to liquidation or exchange for another benefit.  In no event may the Executive, directly or indirectly, designate the calendar year of a payment.

IN WITNESS WHEREOF, the Company has executed this Agreement as of the date first set forth above and the Executive has executed this Agreement as of the date set forth below.

CHEMTURA CORPORATION

By:	/s/ Craig A. Rogerson
Name: Craig A. Rogerson
Title: Chairman, President and CEO

BY SIGNING THIS AGREEMENT, THE EXECUTIVE ACKNOWLEDGES AND AFFIRMS THAT:  (1) HE IS COMPETENT; (2) HE WAS AFFORDED A REASONABLE TIME PERIOD OF NOT LESS THAN 21 DAYS TO REVIEW AND CONSIDER THIS AGREEMENT AND HAS BEEN ADVISED TO DO SO WITH AN ATTORNEY OF HIS CHOICE; (3) HE HAS READ AND UNDERSTANDS AND ACCEPTS THIS DOCUMENT AS FULLY AND FINALLY RESOLVING, WAIVING AND RELEASING ANY AND ALL CLAIMS AND RIGHTS WHICH HE MAY HAVE AGAINST THE COMPANY GROUP (AS DEFINED ABOVE), INCLUDING, WITHOUT LIMITATION, ANY AND ALL CLAIMS AND RIGHTS UNDER THE FEDERAL AGE DISCRIMINATION IN EMPLOYMENT ACT; (4) NO PROMISES OR INDUCEMENTS HAVE BEEN MADE TO HIM EXCEPT AS SET FORTH IN THIS AGREEMENT; AND (5) HE HAS SIGNED THIS AGREEMENT FREELY, KNOWINGLY AND VOLUNTARILY, INTENDING TO BE LEGALLY BOUND BY ITS TERMS.

ACCEPTED AND AGREED:

/s/ Lynn A. Schefsky
Lynn A. Schefsky

Date:	February 4, 2009